                                                                  EXECUTION COPY





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                     BETWEEN

                          THE BOSTON BEER COMPANY, INC.

                                       AND

                             BOSTON BEER CORPORATION

                                  AS BORROWERS

                                       AND

                               FLEET NATIONAL BANK






                          EFFECTIVE AS OF JULY 1, 2002
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                                TABLE OF CONTENTS

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1.  DESCRIPTION OF CREDIT FACILITY..........................................   2

    1.1  THE LOANS..........................................................   2

    1.2  THE NOTES..........................................................   2

    1.3  INTEREST; DEFAULT RATE.............................................   2

    1.4  NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS..............   2

    1.5  PREPAYMENTS........................................................   3

    1.6  FEES...............................................................   3

    1.7  CAPITAL ADEQUACY...................................................   3

    1.8  TAXES..............................................................   4

    1.9  METHOD AND APPLICATION OF  PAYMENTS................................   4

    1.10  COMPUTATION OF INTEREST AND FEES..................................   5

    1.11  USE OF PROCEEDS...................................................   5

    1.12  SUBSIDIARY GUARANTIES.............................................   5


2.  CONDITIONS OF LOANS.....................................................   5

    2.1  CONDITIONS PRECEDENT TO INITIAL LOAN...............................   5

    2.2  CONDITIONS PRECEDENT TO ALL LOANS..................................   5


3.  REPRESENTATIONS AND WARRANTIES..........................................   6

    3.1  ORGANIZATION AND QUALIFICATION.....................................   6

    3.2  AUTHORITY..........................................................   7

    3.3  CONSENTS; VALIDITY.................................................   7

    3.4  TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES.......................   7

    3.5  FINANCIAL STATEMENTS...............................................   7

    3.6  TAXES..............................................................   8

    3.7  LITIGATION.........................................................   8

    3.8  COMPLIANCE WITH LAWS AND AGREEMENTS................................   8

    3.9  NO INSOLVENCY......................................................   8

    3.10  FULL DISCLOSURE...................................................   8

    3.11  MARGIN STOCK......................................................   9

    3.12  PATENTS, TRADEMARKS, ETC..........................................   9

    3.13  ERISA.............................................................   9

    3.14  ENVIRONMENTAL LAWS................................................  10
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    3.15  OWNERSHIP.........................................................  11


4.  AFFIRMATIVE COVENANTS...................................................  11

    4.1  FINANCIAL REPORTING................................................  11

    4.2  CONDUCT OF BUSINESS................................................  12

    4.3  MAINTENANCE AND INSURANCE..........................................  13

    4.4  TAXES AND ACCOUNTS PAYABLE.........................................  13

    4.5  MAINTENANCE OF BOOKS AND RECORDS...................................  13

    4.6  ENVIRONMENTAL LAWS.................................................  13

    4.7  FURTHER ASSURANCES.................................................  13

    4.8  PRINCIPAL DEPOSITORY...............................................  13


5.  FINANCIAL COVENANTS.....................................................  14

    5.1  COVENANTS..........................................................  14

    5.2  DEFINITIONS........................................................  14


6.  NEGATIVE COVENANTS......................................................  16

    6.1  INDEBTEDNESS, GUARANTEES...........................................  16

    6.2  ENCUMBRANCES.......................................................  16

    6.3  SALE AND LEASEBACK.................................................  17

    6.4  MERGER; CONSOLIDATION; DISPOSITION OF ASSETS; ETC. ................  17

    6.5  INVESTMENTS........................................................  17

    6.6  TRANSACTIONS WITH AFFILIATES.......................................  17

    6.7  DISTRIBUTIONS......................................................  17


7.  DEFAULTS................................................................  18

    7.1  EVENTS OF DEFAULT..................................................  18

    7.2  REMEDIES...........................................................  20


8.  GENERAL PROVISIONS......................................................  20

    8.1  NOTICES............................................................  20

    8.2  EXPENSES...........................................................  21

    8.3  SET-OFF............................................................  21

    8.4  NO WAIVERS; TERM...................................................  22

    8.5  REPLACEMENT OF NOTES...............................................  22

    8.6  USURY..............................................................  22

    8.7  GOVERNING LAW......................................................  23
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    8.8  ENTIRE AGREEMENTS; AMENDMENTS......................................  23

    8.9  BINDING EFFECT OF AGREEMENT; ASSIGNMENTS...........................  23

    8.10  COUNTERPARTS, ETC.................................................  24

    8.11  WAIVER OF JURY TRIAL..............................................  24

    8.12  CONSENT TO JURISDICTION...........................................  24

    8.13  INDEMNIFICATION; JOINT AND SEVERAL LIABILITY......................  24
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                                    - iii -
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SCHEDULES

Schedule A  General Defined Terms
Schedule B  LIBOR Terms

EXHIBITS

Exhibit 1.2    Form of Revolving Credit Note
Exhibit 1.4    Notice of Borrowing or Conversion
Exhibit 2.1    Agenda of Closing
Exhibit 3.7    Litigation
Exhibit 3.14   Environmental Matters
Exhibit 3.15   Ownership
Exhibit 4.1    Form of Officer's Compliance Certificate
Exhibit 6.4    Form of Notice of New Subsidiary

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is effective as of July 1, 2002 by and among THE BOSTON BEER COMPANY, INC. (the "Holding Company") and BOSTON BEER CORPORATION, the successor in interest to Boston Beer Company Limited Partnership (the "Principal Operating Company"), each a Massachusetts corporation (together, the "Borrowers" and each individually, a "Borrower"); and FLEET NATIONAL BANK, a national banking association (the "Bank"). Capitalized terms used herein are defined in Section 5 and SCHEDULES A and B hereto.

      A. Boston Beer Company Limited Partnership, the predecessor in interest of the Principal Operating Company (the "Partnership") and the Holding Company, as borrowers, previously entered into a Credit Agreement dated as of March 21, 1997, as amended (the "Original Agreement"), pursuant to which the Partnership and the Holding Company issued their joint and several Revolving Credit Note and Revolving Credit and Term Note (together, the "Original Notes") to evidence revolving lines of credit in the respective principal amounts of $15,000,000 and $30,000,000 (together, the "Original Facilities"). $-0- is outstanding under the Original Facilities.

      B. Effective as of December 31, 2000, the Partnership transferred all of its assets and properties (including its rights under the Original Agreement) to the Principal Operating Company, which assumed all of the Partnership's outstanding liabilities (including its obligations under the Original Agreement). The Partnership was cancelled on November 19, 2001. (The foregoing transactions are referred to collectively herein as the "Partnership Transfer".)

      C. In connection with and subsequent to the Partnership Transfer, the Holding Company also caused the transfer of the assets of certain other Subsidiaries, the dissolution thereof and the formation of several new Subsidiaries (collectively with the Partnership Transfer, the "Restructuring").

      D. The Borrowers desire to (1) replace the Original Facilities with a new revolving line of credit in the principal amount of $45,000,000, expiring March 31, 2007, (2) amend the Original Agreement to reflect the Restructuring and (3) effect certain other amendments to the Original Agreement.

      E. The Bank is willing to establish such replacement line of credit facility and make such amendments, subject to the terms and conditions set forth herein. This Agreement amends and restates the Original Agreement (which amended and restated the Credit Agreement dated as of May 2, 1995 between the Partnership and the Bank).

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.    DESCRIPTION OF CREDIT FACILITY.

      1.1 THE LOANS. Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving credit loans (the "Loans") jointly to the Borrowers from time to time until the close of business on March 31, 2007 (the "Expiration Date"), in such sums as the Borrowers may request; provided, however, that the aggregate principal amount of the Loans at any time outstanding hereunder shall not exceed $45,000,000 (the "Commitment"). Within the limits of the Commitment, the Borrowers may borrow, prepay and reborrow hereunder from the date hereof to the Expiration Date; provided that each Loan shall be in the amount of $100,000 or an integral multiple thereof. All of the outstanding principal on the Loans, together with all accrued interest thereon and all fees, expenses and other charges under the Loan Documents, shall be due and payable in full on the Expiration Date.

      1.2 THE NOTES. The Loans shall be evidenced by the joint and several Revolving Credit Note of the Borrowers in the form of EXHIBIT 1.2 hereto payable to the order of the Bank (together with any additional Revolving Credit Notes issued to any assignee(s) of the Bank or otherwise issued in substitution therefor or replacement thereof, the "Notes"). Said Revolving Credit Note amends and restates the Original Revolving Note. The Notes are incorporated herein by reference and made a part hereof.

      1.3  INTEREST; DEFAULT RATE.

      (a) Subject to this Agreement, the Borrowers may elect an interest rate for each Loan based on either (i) the Alternative Prime Rate or (ii) the applicable LIBOR Rate (as defined on SCHEDULE B hereto) plus .45%. Each Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Alternative Prime Rate, payable on the last day of each month, commencing on April 30, 2002, and when such Prime Rate Loan is due (whether at maturity, by reason of acceleration or otherwise). LIBOR Loans shall bear interest, and otherwise be governed, in accordance with SCHEDULE B (the "LIBOR Terms").

      (b) Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Notes, shall bear interest (whether or not the Bank has accelerated payment of the Notes) from and including the due date until paid, payable on demand, at a rate per annum equal to 4% above the rate then applicable to Prime Rate Loans. In addition, if the entire amount of any required principal and/or interest is not paid in full within ten days after the same is due, the Borrowers shall pay to the Bank a late fee equal to 5% of the required payment.

      1.4  NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS.

      (a) Whenever the Borrowers desire to obtain or continue a Loan hereunder or convert an outstanding Loan to a Loan of a different type, they shall notify the Bank (which notice shall be irrevocable) by telecopy or telephone received no later than 10:30 a.m. Boston time (i) on the date of the requested action, with respect to a Loan to be made, continued or converted to a


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Prime Rate Loan, and (ii) not less than two, nor more than five, Business Days before the requested action, with respect to a Loan to be made, continued as or converted to a LIBOR Loan. Such notice shall specify (A) the effective date and amount of each Loan or portion thereof to be made, continued or converted, (B) the interest rate option to be applicable thereto, and (C) the duration of the LIBOR Period, if applicable. Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation in the form attached hereto as EXHIBIT 1.4.

      (b) Subject to the LIBOR Terms, the Borrowers may convert all or any part (in integral multiples of $100,000) of any outstanding Loan into a LIBOR Loan or a Prime Rate Loan, as the case may be, in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of an existing LIBOR Loan, must be on the last day of the LIBOR Period applicable to such existing LIBOR Loan).

      (c) Notwithstanding the foregoing, no LIBOR Loan may be continued as such nor may any Prime Rate Loan be converted to a LIBOR Loan during the existence of a Default if the Bank has determined, in its sole discretion, not to permit such continuations and conversions.

      1.5 PREPAYMENTS. LIBOR Loans may be prepaid, without premium or penalty (but subject to the LIBOR Terms), on the last day of the applicable LIBOR Period, upon at least three Business Days' prior written notice provided by the Borrowers to the Bank. Prime Rate Loans may be prepaid at any time, without premium or penalty, on same day notice if such notice is received prior to 10:30 a.m. on the date of such prepayment. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment.

      1.6 FEES. The Borrowers shall pay to the Bank during the Revolving Credit Period a non-refundable commitment fee computed at the rate of .15% per annum on the average daily unused portion of the Commitment, payable quarterly in arrears, on the last day of March, June, September and December of each year and on the last day of the Revolving Credit Period.

      1.7 CAPITAL ADEQUACY. The Bank shall notify the Borrowers if after the date hereof the Bank determines that (a) the adoption after the date hereof of or change after the date hereof in any law, rule, regulation or guideline regarding capital adequacy for banks or bank holding companies, or any change after the date hereof in the interpretation or application thereof by any governmental authority charged with the administration thereof (to the extent such adoption or change occurs after the date hereof), or (b) compliance by the Bank or its parent bank holding company with any guideline, request or directive taking effect after the date hereof of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Bank's commitment to make Loans hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount the Bank considers to be material. The Borrowers agree to pay to the Bank the actual amount of such reduction of return as and when such reduction is determined, when the Bank presents a

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statement of the amount and setting forth the Bank's calculation thereof. Such statement shall be deemed true and correct, absent manifest error.

      1.8  TAXES.

      (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, franchise, excise or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or other stamp or documentary taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Amounts") are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank (including any penalties, interest or expenses) shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes and Other Amounts) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

      (b) In addition, the Borrowers shall pay any Other Amounts to the relevant Governmental Authority in accordance with applicable law.

      (c) Whenever any Non-Excluded Taxes or Other Amounts are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Bank a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Amounts when due pursuant to this Agreement to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrowers shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

      1.9 METHOD AND APPLICATION OF PAYMENTS. All payments and prepayments of principal and all payments of interest and fees shall be made by the Borrowers to the Bank at its head office in immediately available funds, on or before 11:00 a.m. (Boston time) on the due date thereof, free and clear of, and without set-off, deduction, withholding or counterclaim for, any taxes or other payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence

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of a Default payments will be applied to the Obligations as the Bank determines, in its sole discretion..

      1.10 COMPUTATION OF INTEREST AND FEES. All interest and fees payable hereunder shall be computed daily on the basis of a 360-day year, counting the actual number of days elapsed. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (subject to the definition of LIBOR Period set forth in the LIBOR Terms), and such extension shall be included in computing interest in connection with such payment.

      1.11 USE OF PROCEEDS. The proceeds of the Loans shall be used for the working capital requirements of the Borrowers and their respective Subsidiaries (collectively, the "Companies") and for fixed asset purchases by the Companies made in the ordinary course of business and not pursuant to any business acquisition. In addition, up to $20,000,000 in the aggregate may be used for Permitted Acquisitions consummated by the Companies after the date hereof ("Acquisition Loans").

      1.12 SUBSIDIARY GUARANTIES. The Obligations shall be unconditionally guaranteed at all times by each Borrower's Material Subsidiaries pursuant to an unconditional guaranty satisfactory to the Bank (each, a "Subsidiary Guaranty").

2.    CONDITIONS OF LOANS.

      2.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of the Bank to make its initial Loan under this Agreement is subject to the conditions precedent that the Bank shall have received, in form and substance reasonably satisfactory to the Bank and its counsel, (a) all of the agreements, instruments and certificates described on the Closing Agenda attached as EXHIBIT 2.1, duly executed and delivered, together with all other documents and materials referred to in such Closing Agenda, and (b) satisfactory evidence of the completion of all actions referred to in such Closing Agenda.

      2.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Bank to make each Loan, including the initial Loan under this Agreement, or to continue or convert any Loan to a LIBOR Loan, is further subject to the following conditions:

      (a) the Bank shall have received a properly completed Notice of Borrowing or Conversion;

      (b) the representations and warranties contained in Section 3 shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

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      (c) no Default shall have occurred and be continuing, or would exist after giving effect to such Loan (on the proposed borrowing date thereof and, on a pro forma basis, on the last day of the most recent fiscal quarter for which financial statements and a Compliance Report have been delivered to the Bank under Section 4.1, as applicable); and

      (d) no change shall have occurred in any law or regulation or interpretation thereof making it illegal or against the policy of any governmental authority for the Bank to make Loans hereunder.

      Each request for the making, continuation or conversion of a Loan shall be deemed a representation and warranty to such effect by the Borrowers as of the date of the making, continuation or conversion of such Loan.

3.    REPRESENTATIONS AND WARRANTIES.

      To induce the Bank to enter into this Agreement and to make Loans under the Commitment, each of the Borrowers makes the representations and warranties set forth below, each of which representations and warranties reflect the execution hereof and the initial Loan hereunder, and shall survive the delivery of the Notes and the making of all Loans:

      3.1  ORGANIZATION AND QUALIFICATION.


      (a) The Principal Operating Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, and (iv) has no Subsidiaries, except Hops Financial Holdings Business Trust, a Massachusetts business trust ("Hops Financial"). Hops Financial was organized on March 4, 2002 and is a Material Subsidiary.

      (b) The Holding Company (i) is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its property or business requires such qualification, and (iv) has no Subsidiaries other than as specified on EXHIBIT 3.15.

      (c) Each of the Subsidiaries of the Borrowers (i) is a corporation, limited liability company or business trust duly organized or formed, validly existing and in good standing under its laws of its state of incorporation or formation, as applicable, (ii) has all requisite power to own its own property and conduct its business as now conducted and a presently contemplated, (iii) is duly qualified and in good standing as a foreign business entity and is duly authorized to do business in each jurisdiction where the nature of its property or business requires such qualification, and (iv) has no Subsidiaries other than as specified on EXHIBIT 3.15.

      (d) This representation shall be updated from time to time by the Borrowers when any new Subsidiary is formed, by delivery of a properly completed Notice of New Subsidiary, as required under Section 6.4.

      3.2 AUTHORITY. The execution, delivery and performance of this Agreement, the Notes, the Subsidiary Guaranties and all related agreements, instruments and certificates (all of the foregoing collectively referred to as the "Loan Documents") and the transactions contemplated hereby are within the power and authority of the Companies who are named as parties thereto, and have been authorized by the governing bodies (and, if required, equityholders) of the respective Companies, as applicable, and by all other necessary proceedings, and do not and will not (a) violate the Organizational Documents of any Company or any law, rule, order or regulation applicable to any of them, (b) contravene any provision of, or constitute (with due notice or lapse of time or both), a default under, any other agreement, instrument, order or undertaking binding on any Company, or (c) result in the creation or imposition of any Encumbrance on any of the properties, assets or rights of any Company.

      3.3 CONSENTS; VALIDITY. The execution, delivery and performance by each Company of the Loan Documents and the transactions contemplated therein do not require any approval or consent of, or filing or registration with, any Governmental Authority or any other party. The Loan Documents are the legal, valid and binding obligations of each Company named as a party thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally.

      3.4 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. Each Company has good title to all of the properties, assets and rights purported to be owned by it, including without limitation, those reflected in the financial statements referred to in Section 3.5 (except inventory and equipment disposed of in the ordinary course of business since the date thereof), free from all Encumbrances, except Permitted Encumbrances.

      3.5 FINANCIAL STATEMENTS. The Holding Company has provided to the Bank its consolidated balance sheet as of December 29, 2001 and the consolidated statements of operations and cash flows for the fiscal year then ended, and related footnotes, audited and certified by Arthur Andersen, LLC, together with the related consolidating statements as of and for the fiscal year ending on such date. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Holding Company and its Subsidiaries as of such dates and the results of the operations of the Holding Company and its Subsidiaries for such periods. There are no liabilities or commitments, contingent or otherwise, not disclosed in such financial statements that involve a material amount. Since the date of the most recent audited financial statements delivered to the Bank, except as otherwise disclosed in writing prior to the date hereof to the Bank with respect to certain unrealized loss in investment securities, there have been no changes in the assets, liabilities, financial condition or business of any Company, other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse to any Company or its assets and properties.

      3.6 TAXES. Each Company has filed all federal, state and other material tax returns required to be filed by it, if any, and has paid or made adequate provision for the payment of all federal, state and other taxes, charges and assessments, if any.

      3.7 LITIGATION. Except as disclosed on EXHIBIT 3.7, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of any of the Borrowers' officers, threatened, against or affecting any Company that, if adversely determined, would reasonably be likely (a) to result in a material judgment not fully covered by insurance or a forfeiture of all or any material part of the property of any Company, or (b) otherwise to have a material adverse effect on the assets, business, prospects or condition, financial or otherwise, of any Company.

      3.8 COMPLIANCE WITH LAWS AND AGREEMENTS. None of the Companies is a party to any agreement or instrument or subject to any corporate or partnership restriction materially adversely affecting its assets, business, prospects or condition, financial or otherwise. None of the Companies is in (a) violation or alleged violation of any provision of law or regulation, including without limitation any ERISA provision, any SEC law, rule or regulation or any Environmental Law, the violation of which would reasonably be likely to have a material adverse effect upon any Company, or any order, judgment or decree of any court or other agency of government or (b) default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party. None of the Companies is subject to regulation under the Investment Company Act of 1940, as amended.

      3.9 NO INSOLVENCY. None of the Companies is insolvent or unable to pay its debts as they become due; the Loans made or to be made to the Borrowers do not and will not render any Company insolvent or unable to pay its debts as they become due; the capital of each Company is not unreasonably small, compared with the capital of companies of similar size and engaged in similar activities, in light of the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by it; none of the Companies is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property, and none of the Borrowers' officers has knowledge of any person contemplating the filing of any such petition against any Company or any of its properties and assets.

      3.10 FULL DISCLOSURE. No statement of fact made by or on behalf of any Company in any Loan Document or other document provided to Bank contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to any of the Borrowers' officers which has not been disclosed to the Bank which materially affects adversely or, as far as such officer or partner can foresee, will materially affect adversely the assets, business or condition (financial or otherwise) of any Company. As of the date of this Agreement, no Default exists.

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      3.11 MARGIN STOCK. Neither Borrower owns or has any present intention of acquiring, and no portion of any Loan is to be used for the "purpose of purchasing or carrying", any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended.

      3.12 PATENTS, TRADEMARKS, ETC. Each Company owns or possesses all the patents, trademarks, service marks, trade names, copyrights, consents and licenses, and all rights with respect to the foregoing, necessary for the current and currently planned future conduct of its business, without any known conflict with the rights of others.

      3.13 ERISA. All contributions and other payments required to be made by either Borrower or any entity with which either Borrower would be aggregated (a "Commonly Controlled Entity") under Section 414(b), (c), (m), or (o) of the Code to all employee benefit plans, as defined in Section 3(3) of ERISA which either Borrower or any Commonly Controlled Entity maintains or maintained or to which any of them contributes or has contributed (the "Employee Benefit Plans") have been made or reserves adequate for such purposes have been set aside and reflected on the Borrowers' financial statements. No Employee Benefit Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account, or has applied for a waiver of the minimum funding standard or an extension of any amortization period. No proceedings have been instituted to terminate, or to appoint a trustee to administer, any Employee Benefit Plan subject to Section 412 of the Code of Section 302 of ERISA. No lien imposed under the Code or ERISA on the assets of the Borrowers or any Commonly Controlled Entity exists, or is likely to arise, on account of any Employee Benefit Plan subject to Section 412 of the Code of Section 302 of ERISA. Neither of the Borrowers and no Commonly Controlled Entity has incurred, or is likely to incur, any material withdrawal liability with respect to any multiemployer plan as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan"). No Multiemployer Plan is insolvent, unable to pay its debts as they become due, or in reorganization. Each Employee Benefit Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, has been determined to be qualified under Section 401(a) or Section 403(a) of the Code and nothing has occurred which would cause the loss of such qualification or the imposition of any tax liability or penalty under the Code or ERISA on either Borrower. Each Employee Benefit Plan has been and is administered in accordance with its terms and in material compliance with applicable law. To the best of their knowledge, neither of the Borrowers and no Commonly Controlled Entity has breached any fiduciary duty imposed on it under ERISA with respect to any Employee Benefit Plan or has engaged in any prohibited transaction, as defined in Title I of ERISA or Section 4975 of the Code, involving any Employee Benefit Plan for which no exemption is available. No Employee Benefit Plan which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA, provides for continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant's employment except as may be required under Section 4980B of the Code or applicable state statutory law.

      3.14  ENVIRONMENTAL LAWS.

      (a) Each Company has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on any Company's business, financial condition or operations. Each Company is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on any Company's business, financial condition, prospects or operations.

      (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Company to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by any Company costing in excess of $10,000 in the aggregate.

      (c) To the best of each Borrower's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of any Company and no property now or previously owned, leased or used by any Company is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

      (d) There are no Encumbrances arising under or pursuant to any Environmental Laws or any of the real property or properties owned, leased or used by any Company and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which any Company would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

      (e) Except as disclosed on EXHIBIT 3.14, none of the Companies and, to the best knowledge of either Borrower, no previous owner, tenant, occupant or user of any property owned, leased or used by any Company has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all

Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor, to the best knowledge of either Borrower, have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of either Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

      3.15 OWNERSHIP. The Holding Company is the owner, directly or thorough wholly-owned Subsidiaries, beneficially and legally, of all of the outstanding equity interests in the Principal Operating Company. EXHIBIT 3.15 sets forth in detail such direct and indirect ownership. No person or entity not identified on
EXHIBIT 3.15 has an equity interest in the Principal Operating Company or any right to acquire such an interest. The Holding Company's authorized capital stock consists of two classes, a limited voting rights Class A Common Stock and a full voting rights Class B Common Stock. Among its voting rights, the holders of the Class A Common Stock have the right to elect not fewer than two nor more than four of the Holding Company's Directors, and the holders of the Class B Common Stock have the right to elect no fewer than five nor more than seven of the Holding Company's Directors. C. James Koch is currently the sole holder, beneficially and legally, of all of the issued and outstanding shares of the Class B Common Stock. The Class A Common Stock is publicly traded and is listed on the New York Stock Exchange.

4.    AFFIRMATIVE COVENANTS.

      Each of the Borrowers covenants and agrees that, so long as the Bank has any commitment to lend hereunder or in connection with any other Obligation, or any Loan or other Obligation remains outstanding, each of the Borrowers will, and (as applicable) will cause each Subsidiary to:

      4.1  FINANCIAL REPORTING.  Furnish to the Bank:

      (a) Within 120 days after the end of each fiscal year, its consolidated balance sheet as of the end of, and the related statements of operations and cash flow for, such year, and comparisons to prior years, audited and certified by Deloitte & Touche (or other independent certified public accountants acceptable to the Bank), together with the related consolidating statements, and promptly (and in any event within five days) after the same is available, a copy of the management letter prepared by such accountants with respect thereto;

      (b) Within 55 days after the end of each fiscal quarter, its consolidated balance sheet as of the end of, and the related statements of operations and cash flow for, the period then ended and year-to-date, and comparisons to prior periods and years, certified by the Borrowers' chief financial officer (subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount);

      (c) On the date hereof and concurrently with the delivery of the annual and quarterly financial statements required by Sections 4.1(a) and (b), a report substantially in the form of EXHIBIT 4.1 hereto signed on behalf of each Borrower by its chief financial officer;

      (d) No later than 60 days after the beginning of each fiscal year, financial projections of the Borrowers for such fiscal year;

      (e) Immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

      (f) Promptly (and in any event within five days) after becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against any Company, the outcome of which would have a reasonable likelihood of resulting in a materially adverse effect on any of its material assets or its business or financial condition, written notice thereof and of the action being or proposed to be taken with respect thereto;

      (g) Promptly after the same are available, copies of all financial statements, proxy statements and regular and periodic reports that the Holding Company may send to its stockholders or file with the SEC or any other governmental authority at any time having jurisdiction over any Company;

      (h) If and when either Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Employee Benefit Plan that might constitute grounds for a termination of such Employee Benefit Plan under Title IV of ERISA, or knows that any member of the Commonly Controlled Entity or the Employee Benefit Plan Administrator of any Employee Benefit Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

      (i) Promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against any Company regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto; and

      (j) From time to time, such other data and information (financial and otherwise) about any Company or its respective assets and properties as the Bank may reasonably request.

      4.2 CONDUCT OF BUSINESS. (a) Maintain in good standing its existence as a corporation, limited liability company or business trust, as applicable, and its foreign qualifications as required by applicable law where the failure to do so qualify could have a material adverse effect on it (b) duly observe and comply in all material respects with all applicable laws and all applicable requirements of any Governmental Authorities whether now in effect or hereafter enacted or promulgated, including without limitation Environmental Laws, SEC laws, rules and regulations and ERISA, (c) comply in all material respects with all material agreements to which it is or becomes a party, (d) maintain and keep in full force and effect all rights, privileges, patents, trademarks, licenses, permits and other intangibles necessary in any material respect to the proper conduct of its business, and (e) remain and engage in substantially the same business as that in which each is now engaged.

      4.3 MAINTENANCE AND INSURANCE. Maintain its properties in good repair, working order and condition as required for the normal conduct of its business; and at all times maintain liability, product liability, builder's risk, workers' compensation, casualty and other insurance insuring such Company and its properties with financially sound and reputable insurers in such amounts as the officers or partners of such Company in the exercise of their reasonable judgment deem to be adequate and, in any event, in customary amounts with respect to like properties or risks of companies conducting similar businesses; at the Bank's request from time to time, deliver certificates of insurance evidencing such coverage.

      4.4 TAXES AND ACCOUNTS PAYABLE. Pay or cause to be paid all taxes, assessments or governmental charges on it or its respective properties, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, could become a lien or charge upon such properties or any part thereof when or before they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles.

      4.5 MAINTENANCE OF BOOKS AND RECORDS. Keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions and prepare financial statements hereunder in accordance with U.S. generally accepted accounting principles consistently applied and applicable law. Permit agents or representatives of the Bank, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time without prior notice), to (a) examine, make copies of and take abstracts from the financial and accounting books and records of the Companies, and (b) discuss the affairs, finances and accounts of the Companies with their officers, partners, employees and accountants.

      4.6 ENVIRONMENTAL LAWS. Comply in all material respects with, and perform all Clean-up Work necessary under, all Environmental Laws applicable (now or in the future) to any Company or its business.

      4.7 FURTHER ASSURANCES. At any time and from time to time, (a) cause any Subsidiary prior to or upon becoming a Material Subsidiary to execute and deliver to Bank an unlimited guaranty in favor of Bank, guaranteeing all existing and future obligations of Borrowers to Bank; and (b) execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of the Loan Documents.

      4.8 PRINCIPAL DEPOSITORY. Use the Bank as its principal depository.

5.    FINANCIAL COVENANTS.

      5.1 COVENANTS. Each of the Borrowers covenants and agrees that, so long as the Bank has any commitment to lend hereunder or any Loan or other Obligation to the Bank remains outstanding, each of the Borrowers will:

      (a) Maintain at all times during the period from the date hereof through June 30, 2002, Tangible Net Worth of not less than (i) $68,000,000, plus (ii) 50% of positive Net Income (with no reduction for losses) for the fiscal quarters ended March 31 and June 30, 2002 plus (iii) 100% of Net Equity Proceeds received during such two fiscal quarters; and, thereafter, maintain Tangible Net Worth at all times during each fiscal quarter (each, a "Test Quarter") of at least (A) the minimum amount of Tangible Net Worth required hereunder as of the last day of the immediately preceding fiscal quarter, plus (B) 50% of positive Net Income (with no reduction for losses) for the Test Quarter, plus (C) 100% of Net Equity Proceeds received during the Test Quarter; and

      (b) Not permit at any time the ratio of Total Liabilities to Tangible Net Worth to be greater than 1.00:1.00;

      (c) Not permit the ratio of Total Funded Debt at any time to EBITDA for the most recently ended period of four consecutive fiscal quarters to be greater than 2.50:1.00; and

      (d) As to the Holding Company, earn Net Income of at least $1.00 for each trailing four consecutive fiscal quarter-period.

      5.2 DEFINITIONS. For purposes of this Section, the following terms shall have the following meanings and any undefined terms shall be defined in accordance with generally accepted accounting principles on a basis consistent with (a) that used in prior periods and (b) that in preparing the audited financial statements referred to in Sections 3.5 and 4.1(a):

      (a) As used herein, "EBITDA" shall mean, for any period, an amount equal to Net Income for such period plus, to the extent deducted in the calculation of Net Income for such period, (i) taxes in respect of income and profits paid or accrued during such period (ii) Interest Expense for such period and (iii) depreciation, amortization and other non-cash charges taken in accordance with generally accepted accounting principles for such period.

      (b) As used herein, "Indebtedness for Borrowed Money" shall mean, without duplication, all indebtedness of the Companies with respect to any of the following: (i) money borrowed (whether recourse or nonrecourse), including principal, interest and premiums, (ii) obligations evidenced by a bond, debenture, note or other similar written obligation to pay money, (iii) capitalized lease obligations, (iv) obligations under conditional sales or other title retention agreements or secured by any Encumbrance, (v) any letters of credit or similar instruments (including reimbursement obligations with respect thereto), (vi) the deferred purchase price of property or services, except trade payables and accrued expenses as incurred in the ordinary course of business, or (vii) any guaranty of any or all of the foregoing, in case each determined on a consolidated basis in accordance with generally accepted accounting principles.

      (c) As used herein, "Interest Expense" shall mean, for any period, interest expense (including imputed interest on capital lease obligations) of the Companies for such period, determining on a consolidated basis in accordance with generally accepted accounting principles.

      (d) As used herein, "Net Equity Proceeds" shall mean, for any period, the aggregate cash proceeds (net of reasonable out-of-pocket fees and expenses) received by the Holding Company during such period in connection with any issuance by the Holding Company of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than (i) an officer, employee or director of any Company or (ii) either Borrower, with respect to capital contributions to their respective Subsidiaries), minus cash payments made to effect (i) any Phase 1 Stock Repurchases during such period and (ii) solely to the extent such deduction is permitted by the Bank, in its sole discretion, any Phase 2 Stock Repurchases during such period.

      (e) As used herein, "Net Income" shall mean the net income (or loss) of the Companies, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined on a consolidated in accordance with generally accepted accounting principles.

      (f) As used herein, "Tangible Net Worth" shall mean as of any date as of which the amount thereof shall be determined, the total consolidated assets of the Companies minus (a) the sum of any amounts attributable to (i) goodwill,
(ii) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) all reserves not already deducted from assets, (iv) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the Holding Company's audited financial statements referred to in Section 3.5, and (v) the value of any minority interest in any Subsidiaries (other than Permitted Acquisitions), and
(b) Total Liabilities.

      (g) As used herein, "Total Funded Debt" shall mean, at any time, all Indebtedness for Borrowed Money at such time, determined in accordance with generally accepted accounting principles. The aggregate amount of Total Funded Debt at any time shall include all accrued interest which has become due and payable but has not been paid (whether or not capitalized).

      (h) As used herein, "Total Liabilities" shall mean at any date as of which the amount thereof shall be determined, all obligations which should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Holding Company, including in any event all Indebtedness.

6.    NEGATIVE COVENANTS.

      Each of the Borrowers covenants and agrees that, so long as the Bank has any commitment to lend hereunder or any Loan or other Obligation to the Bank remains outstanding, each of the Borrowers will not, and will cause each of the Subsidiaries to not:

      6.1 INDEBTEDNESS, GUARANTEES. Create, incur, assume or be or remain liable with respect to any Indebtedness or Guarantees, other than the following:

      (a) Indebtedness of the Borrowers to the Bank or any of its affiliates;

      (b) Indebtedness represented by amortization of the signing payment received by the Holding Company under its 1998 glass bottle contract;

      (c) Purchase money Indebtedness permitted under Section 6.2(c);

      (d) Guarantees made by the Borrowers' Subsidiaries in favor of the Bank or any of its affiliates; and

      (e) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

      6.2 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, except the following ("Permitted Encumbrances"):

      (a) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workers' compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics' and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business that do not in the aggregate materially detract from the value of the property of the Borrowers, or materially impair the use thereof in the operation of the businesses of the Borrowers;

      (b) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

      (c) Encumbrances against any Company securing purchase money Indebtedness for tangible personal property (other than inventory) in the ordinary course of business in an aggregate amount (for the Companies as a group) of no more than $5,000,000, provided that (i) the obligations secured by any such Encumbrance shall not exceed 100% of the lesser of cost or fair market value as of the time of the acquisition of such property covered thereby, and (ii) each such Encumbrance shall at all times be limited solely to the item or items of property so acquired;

         (d) Encumbrances on certain assets of the Borrowers (other than accounts and inventory and proceeds thereof) securing only the Indebtedness permitted under Section 6.1(b); and

         (e) Easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of the business of the Borrowers and the Subsidiaries.

         6.3 SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it, in order to lease such property or lease other property that any Company intends to use for substantially the same purpose as the property being sold or transferred.

         6.4 MERGER; CONSOLIDATION; DISPOSITION OF ASSETS; ETC. Without the Bank's prior written consent: (a) sell, lease or otherwise dispose of any of its assets or properties except inventory and/or equipment in the ordinary course of business; (b) amend or permit the amendment of its Organizational Documents in any way that could have a material adverse effect upon its business or the Bank's rights under any Obligation or alter the relative voting rights of the Class A and Class B Common Stock of the Holding Company (whether for the Board of Directors or otherwise); (c) dissolve, liquidate, merge or consolidate into or with any other person or entity; (d) form (by spin-off or otherwise) any Subsidiary unless (i) no Default then exists or would result therefrom, (ii) at least ten days prior notice thereof shall have been provided to the Bank by delivery of a properly completed Notice of New Subsidiary in the form of EXHIBIT
6.4 and (iii) such Subsidiary, if a Material Subsidiary, shall have executed and delivered in favor of the Bank an unlimited guaranty, in form satisfactory to the Bank, guaranteeing all existing and future obligations of the Borrowers to the Bank; or (e) change its fiscal year.

         6.5 INVESTMENTS. Make or maintain any Investments other than Permitted Investments.

         6.6 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's business or Subsidiary's and upon terms not less favorable to the Borrowers and the Material Subsidiaries than they could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

         6.7 DISTRIBUTIONS. Without the Bank's prior written consent, no Borrower shall make any distributions on account of or in redemption, retirement or purchase its capital stock, partnership or other equity interests; except that (a) the Borrowers' respective Subsidiaries may make distributions on account of their capital stock to the Borrowers, (b) the Holding Company may redeem from former employees non-vested shares in the Holding Company's Class A Common Stock issued under the Holding Company's Employee Equity Incentive Plan, to the extent that the Holding Company has the right to redeem such shares under said Plan, and (c) the Holding Company may redeem additional shares of its Class A Common Stock, (i) as approved by its Board of Directors between January 4, 2000 and February 20, 2002 (collectively, the "Phase 1 Stock Repurchases") or (ii) as approved by its Board of Directors at any time after the date hereof (collectively, the "Phase 2 Stock Repurchases").

7. DEFAULTS.

         7.1 EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

         (a) default in the payment or mandatory prepayment of any amount of principal, interest, fees or expenses of any Loan or any other Obligation when due; or

         (b) failure to perform any term, covenant or agreement contained in
Section 4, Section 5, Section 6 or Section 8.2; or

         (c) failure by any Company, as applicable, to perform any other term, covenant or agreement contained in any Loan Document if such default shall continue for 30 days after the earlier of (i) actual knowledge thereof on the part of either Borrower or (ii) notice thereof is sent to the Borrowers by the Bank; or

         (d) any representation or warranty made in this Agreement or any certificate or other document furnished by or on behalf of any Company, including without limitation, in any Subsidiary Guaranty, at the closing hereunder or otherwise shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

         (e) default or breach (after the applicable grace period, if any) under the Indebtedness described in Section 6.1(b) or under any instrument or agreement of any Company with respect to other Indebtedness of any Company (other than to the Bank) for borrowed money or with respect to financing available to any Company (other than from the Bank), if the effect of such default or breach is to permit the holder of such Indebtedness to accelerate the maturity thereof; or

         (f) any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

         (g) a proceeding or case shall be commenced, without the application or consent of any Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of such Borrower's or such Subsidiary's debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of any Company's assets, or (iii) similar relief in respect of any Company, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against any Company; or action under the laws of the jurisdiction of incorporation or organization similar to any of the foregoing shall be taken with respect to any Company and shall continue unstayed and in effect for any period of 60 days; or

         (h) a judgment or order for the payment of money shall be entered against any Company by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Company, that in the aggregate exceeds $500,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 60 days or execution shall have issued in respect thereto; or

         (i) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of any Company, as reasonably determined by the Bank acting in good faith; or

         (j) for any reason, any Loan Document (including any Subsidiary Guaranty) at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Encumbrance granted pursuant thereto shall fail to be perfected, or any person or entity (other than the Bank) shall contest the validity, enforceability or perfection of any Encumbrance granted pursuant thereto, or any party thereto (other than the Bank) shall seek to disaffirm, terminate, limit or reduce its obligations under any of the Loan Documents; or

         (k) for any reason, (i) C. James Koch and (ii) either Martin Roper or Richard Lindsay (or their successors, approved as provided below) shall cease to be actively engaged in the management of the Borrowers, unless a manager or management team with qualifications, experience and reputation within the consumer beverage business reasonably acceptable to the Bank commences management of the Borrowers within 180 days after such cessations; or

         (l) for any reason, the Principal Operating Company shall cease to be wholly owned, directly or indirectly through one or more wholly owned Subsidiaries, by the Holding Company; or

         (m) for any reason, (i) C. James Koch (or, in the event of his death or disability, his heirs, legatees or legal representatives) shall cease to be the beneficial and legal owner of at least 51% of all issued and outstanding Class B Common Stock of the Holding Company on a fully diluted basis or (ii) no Class B Common Stock of the Holding Company shall be issued and outstanding.

         7.2 REMEDIES. Upon the occurrence of an Event of Default described in
Section 7.1(f) or and (g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration, (a) the Commitment and all other commitments of the Bank to lend to the Borrowers shall terminate; (b) the unpaid principal amount of the Loans, together with accrued interest and all other Obligations, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (c) the Bank may exercise any and all rights it has under the Loan Documents or at law or in equity and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

8. GENERAL PROVISIONS.

         8.1 NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing, shall be addressed to such party at its address indicated below, and shall be deemed to have been given when delivered by hand, two days after being properly deposited in the mails postage prepaid, when sent by electronic telecopy transmission, or one day after delivery to an overnight courier:

         If to the Borrowers:

                  The Boston Beer Company, Inc.
                  Boston Beer Corporation
                  75 Arlington Street
                  Boston, Massachusetts  02116
                  Attention: Mr. Richard P. Lindsay, Chief Financial Officer Telecopy No.: (617) 368-5530
                  email:  richard.lindsay@bostonbeer.com

                with copies to:

                  Ms. Kathleen H. Wade
                  Boston Beer Corporation
                  75 Arlington Street
                  Boston, Massachusetts  02116
                  Telecopy No.:  (617) 368-5553
                  email:  kathy.wade@bostonbeer.com

                  and

                  Frederick H. Grein, Jr., Esq.
                  Hutchins, Wheeler & Dittmar
                  101 Federal Street
                  Boston, Massachusetts  02110
                  Telecopy No.:  (617) 951-1295
                  email:  fhg@hutch.com

         If to the Bank:

                  Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts  02110
                  Attention: Thomas F. Brennan, Senior Vice President Telecopy No.: (617) 434-8102
                  email:  thomas_f_brennan@Fleet.com

                with a copy to:

                  Susan E. Siebert, Esq.
                  Edwards & Angell, LLP
                  101 Federal Street
                  Boston, Massachusetts  02110
                  Telecopy No.:  (617) 439-4170
                  email:  ssiebert@ealaw.com

or at any other address specified by such party in writing.

         8.2 EXPENSES. The Borrowers shall pay to the Bank on demand all Expenses incurred by the Bank and the amount of all such Expenses remaining unpaid thirty (30) days after receipt by the Borrowers of an invoice therefor shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation guaranteed under the Subsidiary Guaranties.

         8.3 SET-OFF. The Borrowers hereby grant to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice (any such notice being expressly waived by the Borrowers), the Bank may set off the same or any part thereof and apply the same to any and all Obligations of the Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH

SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         8.4 NO WAIVERS; TERM. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law. This Agreement shall continue in force and effect so long as the Bank has any commitment to make Loans hereunder or any Loan or any other Obligation shall be outstanding, provided that the Borrowers agreements under Sections 1.7, 1.8, 8.2, 8.13 and Part B, Sections 2, 3 and 4 of SCHEDULE B shall survive the payment of the obligations and the expiration of the Commitment.

         8.5 REPLACEMENT OF NOTES. Upon receipt of an appropriate and reasonably acceptable affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount and in any event of like tenor.

         8.6 USURY. All agreements between one or both of the Borrowers (on the one hand) and the Bank (on the other hand) are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Notes or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Obligations represented by the Notes exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Bank in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 8.6 shall control every other provision of this Agreement and of the Notes.

         8.7 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

         8.8 ENTIRE AGREEMENTS; AMENDMENTS. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and no party is relying on any promise, agreement or understanding not set forth in this Agreement. Neither this Agreement nor the Notes nor any other Loan Document nor any provision hereof or thereof may be amended or waived except by a written instrument signed by the Bank and, in the case of amendments, by the Bank and the other parties named thereto.

         8.9  BINDING EFFECT OF AGREEMENT; ASSIGNMENTS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns; provided that neither Borrower may assign or transfer its rights or obligations hereunder.

         (b) The Bank may assign its rights and interests under this Agreement, the Notes and the other Loan Documents and delegate its obligations hereunder and thereunder, in whole or in part; provided that in connection with any such assignment, the assignee shall assume such rights, interests and obligations in writing.

         (c) The Bank may at any time pledge all or any portion of its rights under any Loan Document (including any portion of the Notes) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

         (d) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrowers to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Obligations. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with its rights and obligations hereunder. Each of the Borrowers authorizes the Bank to disclose to any participant or assignee any prospective participant or assignee any and all information in the Bank's possession concerning the Borrowers which has been delivered to the Bank by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to the Bank by or on behalf of the Borrowers in connection with the Bank's credit evaluation prior to becoming a party to this Agreement.

         8.10 COUNTERPARTS, ETC. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions hereof. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         8.11 WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT, ACCEPT THE NOTES AND MAKE THE LOANS.

         8.12 CONSENT TO JURISDICTION. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF EITHER BORROWER'S OBLIGATIONS UNDER OR WITH RESPECT TO ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER OBLIGATION TO BANK, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

         8.13 INDEMNIFICATION; JOINT AND SEVERAL LIABILITY. Each of the Borrowers will indemnify and hold the Bank harmless against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Bank or by any of its shareholders, directors, officers, employees, subsidiaries, affiliates or agents (except any of the foregoing incurred or sustained as a result of the gross negligence or willful misconduct of the Bank) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to any of the Obligations. All of the obligations of the Borrowers under any and all of the Loan Documents are and shall be joint and several.

                     * THE NEXT PAGE IS THE SIGNATURE PAGE *

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.


                                   THE BOSTON BEER COMPANY, INC.


                                   By:
                                      -----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                   BOSTON BEER CORPORATION


                                   By:
                                      -----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                   FLEET NATIONAL BANK


                                   By:
                                      -----------------------------------------
                                      Thomas F. Brennan, Senior Vice President



[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                   SCHEDULE A



                              GENERAL DEFINED TERMS

         As used herein, the following terms shall have the following meanings and any undefined accounting terms shall be defined in accordance with generally accepted accounting principles on a basis consistent with (a) that used in prior periods and (b) that used in preparing the audited financial statements referred to in Sections 3.5 and 4.1(a):

         ACQUISITION LOANS: See Section 1.11.

         AFFILIATE: As applied to any Company, any member, trustee, director, officer, manager or employee, any corporation, association, partnership, firm or other entity in which such Company is a partner, shareholder (except any holder of not more than 5% of the outstanding stock of any company listed on a national securities exchange or actively traded on the over-the-counter securities market), warrant holder, option holder, member, director or officer, and any other person or entity directly or indirectly controlling, controlled by, or under common control with, such Company.

         ALTERNATIVE PRIME RATE: The higher of (i) the Prime Rate and (ii) the Federal Funds Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%). The Alternative Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. Changes in the rate of interest resulting from changes in the Alternative Prime Rate shall take place immediately without notice or demand of any kind.

         BANK: See Preamble.

         BORROWER AND BORROWERS: See Preamble.

         BUSINESS DAY: (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or a day which shall be, in the Commonwealth of Massachusetts, a legal holiday or day on which banking institutions are required or authorized to close business; and (ii) if the applicable day relates to a LIBOR Loan or an interest period for a LIBOR Loan, the day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         CLEAN-UP WORK: All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation (a) all activities included within the meaning of the terms "removal," "remedial action" or "response", as defined in 42 U.S.C. Section 9601(23), (24) and (25), and (b) all activities included within the meaning of the terms "remedial response actions" and "Remedial Response Implementation Plan
(RRIP)," as defined in 310 CMR 40.

         CODE: The Internal Revenue Code of 1986 and the rules and regulations thereunder, as may be supplemented or amended from time to time.

         COMMITMENT:  See Section 1.1.

         COMMONLY CONTROLLED ENTITY:  See Section 3.13.

         COMPANIES.  See Section 1.11.

         DEFAULT: An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         EBITDA:  See Section 5.2(a).

         EMPLOYEE BENEFIT PLAN:  See Section 3.13.

         ENCUMBRANCE:  See Section 6.2.

         ERISA: The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as supplemented or amended from time to time.

         ENVIRONMENTAL LAWS: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         EVENT OF DEFAULT:  Any event described in Section 7.1.

         EXPENSES: Any and all present and future expenses incurred by or on behalf of the Bank in connection with this Agreement or any of the other Loan Documents or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder or thereunder, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, (a) the cost of record searches, fees of outside legal counsel or the allocated costs of in-house legal counsel (for regulation, preparation, execution and delivery of the Loan

Documents and amendments and waivers thereto and enforcement and collection and bankruptcy services with respect thereto), disbursements and expenses, all costs and expenses incurred by the Bank in connection with the administration of the Loans, including without limitation opening bank accounts, depositing checks, receiving and transferring funds, and any charges due to "insufficient funds" of deposited checks and the Bank's standard fee relating thereto, the fees payable to the collateral examination staff of the Bank, fees and expenses of accountants, appraisers, financial advisors or other experts or advisors retained by the Bank, fees and taxes relative to the filing of financing statements, costs of preparing and recording the Loan Documents and all other expenses, costs and fees contemplated by this Agreement.

         EXPIRATION DATE:  See Section 1.1.

         FEDERAL FUNDS RATE: For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         GOVERNMENTAL AUTHORITY: Any nation or government, or any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

         HAZARDOUS MATERIAL: Any material or substance (a) which, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, hazardous material, pollutant or contaminant under any Environmental Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601(14) and (33), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6903(5), and the Massachusetts Oil and Hazardous Material Chapter 21E, Section 2, (b) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to human health or the environment, (c) which is or contains petroleum or any fraction thereof, including crude oil, heating oil, gasoline or diesel fuel, or (d) the presence of which requires investigation or remediation under any Environmental Law.

         INDEBTEDNESS: (a) All obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit, bankers acceptance, surety bonds and other financial guaranties issued for the account of or on behalf of either Borrower and all obligations representing the deferred purchase price of assets, services or securities (including related noncompetition, consulting and stock repurchase obligations), other than trade accounts payable and accrued expenses arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations in respect of mandatory redemption or cash dividend rights on equity interests, (d) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by either Borrower whether or not the obligations secured thereby shall have been assumed, (d) all obligations arising under capital leases, and (e) all obligations relating to securitization transactions and synthetic lease and sale-leaseback transactions. Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is a general partner, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         INTEREST EXPENSE:  See Section 5.2(c).

         INVESTMENT: As applied to the Borrowers, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security or all or substantially all of the assets of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         LIBOR RATE:  See SCHEDULE B.

         LIBOR LOAN: Any Loan bearing interest at a rate determined with reference to the LIBOR Rate.

         LIBOR PERIOD:  See SCHEDULE B.

         LIBOR TERMS:  See Section 1.3 and SCHEDULE B.

         LOAN DOCUMENTS:  See Section 3.2.

         LOANS:  See Section 1.1.

         MATERIAL SUBSIDIARY: At any date of determination, any Subsidiary (i) whose total assets at the last day of the most recently ended fiscal quarter have a market value equal to or greater than 5% of the consolidated total assets of the Companies at such date, determined in accordance with generally accepted accounting principles, (ii) whose Tangible Net Worth at the last day of the most recently ended fiscal quarter is equal to or greater than 5% of Tangible Net Worth at such date, or (iii) whose gross revenues with respect to the most recently ended four-quarter period are equal to or greater than 5% of the consolidated gross revenues of the Companies for such four-quarter period. The Material Subsidiaries as of the date of this Agreement are designated as such on
EXHIBIT 3.15.

         MULTIEMPLOYER PLAN:  See Section 3.13.

         NET EQUITY PROCEEDS:  See Section 5.2(d).

         NET INCOME:  See Section 5.2(e).

         NOTES:  See Section 1.2.

         NOTICE OF BORROWING OR CONVERSION:  See Section 1.4.

         NOTICE OF NEW SUBSIDIARY.  See Section 6.4.

         OBLIGATIONS: Any and all existing and future obligations now or hereafter owed by the Borrowers to the Bank, whether direct or indirect, contingent or due or to become due.

         ORGANIZATIONAL DOCUMENTS: (a) With respect to any corporation, its certificate or articles of incorporation and by-laws, (b) with respect to any partnership, its partnership certificate and partnership agreement, (c) with respect to any limited liability company, its certificate of formation and operating agreement or other comparable agreement and (d) with respect to any other entity, the documents pursuant to which such entity was formed and organized.

         ORIGINAL FACILITIES:  See Recitals.

         ORIGINAL REVOLVING NOTE:  See Recitals.

         PARTICIPANT:  See Section 8.9.

         PARTNERSHIP:  See Recitals.

         PARTNERSHIP TRANSFER:  See Recitals.

         PBGC: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. ----

         PERMITTED ACQUISITIONS: Any acquisition of stock or assets by a Borrower or a Subsidiary of a Borrower which has met the following conditions:
(a) the aggregate amount of proceeds of the Loans used in all such acquisitions since the date of this Agreement shall not exceed $20,000,000, (b) the aggregate amount paid in cash or cash equivalents by the Companies in connection with all such acquisitions since the date of this Agreement (whether or not proceeds of the Loans) shall not exceed $40,000,000, (c) after giving effect to such acquisition, on a pro forma basis as of the most recently ended fiscal quarter, the Borrowers shall be in full compliance with all of their obligations set forth in Section 5 of this Agreement, (d) if such acquisition is a stock acquisition and the acquired company or companies is not simultaneously being merged into an acquiring Borrower or Material Subsidiary and is or becomes a Material Subsidiary, such acquired company or companies shall prior to or upon becoming a Material Subsidiary execute an unlimited guaranty in form satisfactory to the Bank, guaranteeing all existing and future obligation of the Borrowers to the Bank to assure compliance with Section 1.12, (e) prior notice of such acquisition shall have been delivered to the Bank, describing the terms of such acquisition, including the purchase price thereof, and whether the acquired company or companies are or are intended to become Material Subsidiaries, and (f) no Default shall exist hereunder or result from such acquisition.

         PERMITTED ENCUMBRANCES: see Section 6.2.

         PERMITTED INVESTMENTS: As applied to any Company, investments (i) in notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) in certificates of deposit or other deposit instruments or accounts of the Bank or any other banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $500,000,000; (iii) in mutual funds investing only in commercial paper that is rated not less than P-2 or A-2 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, respectively, or their successors; (iv) up to $7,500,000 in the aggregate in connection with Permitted Acquisitions after the date of this Agreement, (v) the investments of the Holding Company in its existing Subsidiaries, and (vi) advances to employees for the purchase of stock options not to exceed $1,000,000 outstanding at any time in the case of any one employee and not to exceed $2,000,000 outstanding at any time in the aggregate to all employees of the Companies.

         PHASE 1 STOCK REPURCHASE: See Section 6.7.

         PHASE  2 STOCK REPURCHASE: See Section 6.7.

         PRIME RATE: The variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         PRIME RATE LOAN: Any Loan bearing interest determined with reference to the Prime Rate.

         REVOLVING CREDIT PERIOD: The period from the date hereof through and including the Expiration Date or such earlier date or dates as of which the Commitment expires or is terminated.

         RESTRUCTURING: See Recitals.

         SEC: The Securities and Exchange Commission and any successor agency thereof.

         SUBSIDIARIES: (a) Any corporation, association, limited liability company, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by any Subsidiary of either Borrower; (b) any other such organization the management of which is directly or indirectly controlled by any

Subsidiary of either Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership or other entity in which any Subsidiary of either Borrower has at least a 50% equity interest, directly or indirectly.

         SUBSIDIARY GUARANTY:  See Section 1.12.

         TANGIBLE NET WORTH:  See Section 5.2(f).

         TEST QUARTER.  See Section 5.1(a).

         TOTAL LIABILITIES:  See Section 5.2(h).

                                   SCHEDULE B

                                   LIBOR TERMS



         A. DEFINITIONS.

         As used in this SCHEDULE A, the following terms have the following meanings:

         LIBOR PERIOD: With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Prime Rate Loan, or the last day of the immediately preceding LIBOR Period, as to LIBOR Loans being continued as such, and ending one month, two months or three months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Conversion; provided that:

         (i) any LIBOR Period (other than a LIBOR Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (ii) if the Borrowers shall fail to give notice as provided in Section 1.4, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Loan to a Prime Rate Loan on the last day of the then current LIBOR Period with respect thereto;

         (iii) any LIBOR Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

         (iv) no LIBOR Period may end after the Expiration Date;

         (v) no LIBOR Period shall include a principal repayment date for the Loans unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Prime Rate Loans or LIBOR Loans having LIBOR Periods ending on or before such date; and

         (vi) notwithstanding clauses (iv) and (v) above, no LIBOR Period shall have a duration of less than one month.

         LIBOR RATE: With respect to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to the LIBOR Period for such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two Business Days preceding the first day of such LIBOR Period as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR Rate for such LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         REGULATORY CHANGE: Any change after the date of this Agreement in United States federal, state or foreign law or regulation (including without limitation Regulation D), including without limitation the issuance of any final regulations or guidelines, or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Bank or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

         REGULATION D: Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         RESERVE PERCENTAGE: The maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities", as defined in Regulation D."

         B. GENERAL TERMS.

         1. LIBOR LOANS. Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each LIBOR Period applicable thereto, at a rate as set forth in Section 1.3. Such interest shall be payable for such LIBOR Period on the last day thereof and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such LIBOR Period is longer than three months, at intervals of three months after the first day thereof. There shall be no more than five LIBOR Loans outstanding at any time.

         2. REQUIREMENTS OF LAW.

         (a) In the event that any Regulatory Change shall:

                  (i) subject the Bank to any tax of any kind whatsoever with respect to this Agreement, either Note or any Loans made by it, or change the basis of taxation in respect thereof (other than taxes imposed on the overall net income of the Bank);

                  (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of the Bank (including any of such LIBOR Loans or any deposits referred to in the definition of "LIBOR Rate"); or

                  (iii) impose any other conditions affecting this Agreement (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase the Bank's costs of making or maintaining any LIBOR Loans, or the Commitment, or to reduce any amount receivable by the Bank hereunder in respect of any of its LIBOR Loans or the Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Rate applicable thereto, then the Borrowers shall pay to the Bank, within 15 days after its demand therefor, such additional amounts as shall be sufficient to compensate the Bank for such increased costs or reduced amount receivable.

         3. LIMITATIONS ON LIBOR LOANS; ILLEGALITY.

         (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable LIBOR Period, the Bank shall determine (which determination shall be conclusive absent manifest error) that:

                  (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                  (ii) the rates of interest referred to in the definition of "LIBOR Rate", on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Bank of making or maintaining such LIBOR Loans for such period;

then the Bank shall give the Borrowers prompt notice thereof (and shall thereafter give the Borrowers prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Bank shall be under no obligation to make LIBOR Loans or to convert Prime Rate Loans into LIBOR Loans and the Borrowers shall, on the last day(s) of the then current LIBOR Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Section 4 of this SCHEDULE B or convert such Loans into Prime Rate Loans in accordance with
Section 1.4.

         (b) Notwithstanding any other provision herein, if any Regulatory Change shall make it unlawful for the Bank to make or maintain LIBOR Loans as contemplated by this Agreement, (i) the Bank's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Prime Rate Loans to LIBOR Loans shall thereupon terminate and (ii) the Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current LIBOR Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current LIBOR Period with respect thereto, the Borrowers shall pay to such Bank such amounts, if any, as may be required pursuant to Section 4 of this SCHEDULE B.

         4. PAYMENTS BEFORE END OF LIBOR PERIOD, ETC.

         The Borrowers shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss (including loss of profit), cost, or expense incurred as a result of:

         (a) any payment or conversion of a LIBOR Loan on a date other than the last day of the LIBOR Period for such Loan;

         (b) any failure by the Borrowers to borrow, convert a Prime Rate Loan into or continue a LIBOR Loan on the date specified by the Borrowers' written notice;

         (c) any failure by the Borrowers to pay a LIBOR Loan on the date for payment specified in the Borrowers' written notice.

Without limiting the foregoing, the Borrowers shall pay to the Bank a "yield maintenance fee" in connection with the prepayment of any LIBOR Loan in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the LIBOR Period for the LIBOR Loan being prepaid shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in such LIBOR period. Such amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in such LIBOR Period. The resulting amount shall be the yield maintenance fee due to any Bank upon the prepayment of such LIBOR Loan. If by reason of an Event of Default, the Banks elect to declare the Notes to be immediately due and payable, then any yield maintenance fee with respect to the LIBOR Loan then outstanding shall become due and payable in the same manner as though the Borrowers had elected to prepay such Loan.

                                   EXHIBIT 1.2

                              REVOLVING CREDIT NOTE


$45,000,000                                                Boston, Massachusetts
                                                           July 1, 2002


         FOR VALUE RECEIVED, THE BOSTON BEER COMPANY, INC. and BOSTON BEER CORPORATION, each a Massachusetts corporation (the "Borrowers"), hereby jointly and severally promise to pay to FLEET NATIONAL BANK (the "Bank"), or order, the principal amount of $45,000,000, or, if less, the aggregate unpaid principal amount of Loans hereunder made by the Bank to the Borrowers under the Second Amended and Restated Credit Agreement of even date herewith by and among the Borrowers and the Bank (as amended or extended from time to time, the "Loan Agreement"), together with interest thereon at the rate provided in the Loan Agreement, payable on the dates and in such amounts as specified in the Loan Agreement, and at the final maturity of this Note, whether by payment or prepayment, acceleration or otherwise, without set-off, deduction or counterclaim. The principal amount hereof may be advanced, repaid and readvanced in accordance with the terms of the Loan Agreement.

         Overdue principal (whether on the due date of a Loan, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under the Loan Agreement (including without limitation overadvances) due to the Borrowers' failure to pay the same in full shall bear interest from and including the due date thereof until paid, at a rate per annum equal to 4% above the rate then applicable to Prime Rate Loans, which interest shall be compounded daily and payable on demand. In addition, if the entire amount of any required principal and/or interest is not paid in full within ten days after the same is due, the Borrowers shall pay to the Bank a late fee equal to 5% of the required payment.

         The outstanding principal amount of this Note and accrued and unpaid interest thereon shall be due and payable as provided in the Loan Agreement. The Borrowers have the right in certain circumstances to prepay this Note in whole or in part subject to the terms and conditions provided in the Loan Agreement.

         All payments under this Note shall be made at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110 (or at such other place as the Bank may designate to the Borrowers from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds.

         This Note is one of the "Notes" referred to in and is entitled to the benefits of the Loan Agreement (including the Schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder, which Loan Agreement and other instruments are hereby made part of this Note and are deemed incorporated herein in full; but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of and interest on this Note as herein provided. The occurrence or existence of an "Event of Default" as defined in the Loan Agreement shall constitute a default under this Note and shall entitle the Bank to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Loan Agreement or any other instrument or agreement evidencing and/or securing this Note.

         The Borrowers hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         All agreements between one or both of the Borrowers (on the one hand) and the Bank (on the other hand) are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Obligations represented by this Note exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under any circumstances whatsoever, performance or fulfillment of any provision of this Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by this Note and not to the payment of interest.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such reasonable attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of either of the Borrowers or any party to any instrument or agreement securing this Note, all as provided in the Loan Agreement.

         EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE RELATED LOAN DOCUMENTS, AND AGREES THAT

SUCH BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LOAN AGREEMENT.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                   THE BOSTON BEER COMPANY, INC.


                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                   BOSTON BEER CORPORATION


                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

                                   EXHIBIT 1.4

                        NOTICE OF BORROWING OR CONVERSION



Fleet National Bank
100 Federal Street                                           Date:
Boston, Massachusetts  02110                                      --------------
Attention:  Thomas F. Brennan, Senior Vice President

    Re: Second Amended and Restated Credit Agreement dated as of July 1, 2002 (as amended from time to time, the "Agreement") between Fleet National Bank, as the "Bank", and The Boston Beer Company, Inc. and Boston Beer Corporation (collectively, the "Borrowers")

Dear Mr. Brennan:

     Please accept this notice as the election of the Borrowers as follows [each Loan must be in the amount of $100,000 or an integral multiple thereof]:

           A new Loan request in the principal amount of $             to
     ---- be borrowed as a [Prime Rate Loan/LIBOR Loan]. [Such LIBOR Rate option is selected for a term of:

                  one month
           -----
                  two months
           -----
                  three months from the date the Loan is funded.]
           -----

           Conversion or continuation of a portion of the outstanding
           Loans in the principal amount of $          from a [Prime Rate
           Loan/LIBOR Loan] to a [Prime Rate Loan/LIBOR Loan]. [Such LIBOR Rate option is selected for a term of:

                 one month
           ----
                 two months
           ----
                 three months from the date of such conversion or continuation.]
           ----

     This Notice of Borrowing or Conversion is issued in accordance with the provisions of Section 1.4 of the Loan Agreement and of the LIBOR Terms and is subject to all other terms and conditions of the Loan Agreement.

     The representations and warranties contained in the Agreement are true and accurate on and as of the effective date of such advance, conversion or continuation as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default has occurred and is continuing or will result from such advance, conversion or continuance. The undersigned represents and warrants that he is authorized to execute and deliver this Notice on behalf of the Borrowers.

                                      THE BOSTON BEER COMPANY, INC.
                                      and BOSTON BEER CORPORATION

                                      By:
                                         --------------------------------------
                                          Duly authorized signatory as to both

                                   EXHIBIT 2.1


                     $45,000,000 REVOLVING CREDIT FINANCING

                                       OF

                          THE BOSTON BEER COMPANY, INC.

                                       AND

                             BOSTON BEER CORPORATION

                                       BY

                               FLEET NATIONAL BANK

                                  JULY 1, 2002


                                AGENDA OF CLOSING

                                                                                             Responsible
                                                                                                Counsel
                                                                                                -------
1.        Second Amended and Restated Credit Agreement between the Bank and the    Agreement:  E&A
          Borrowers                                                                Disclosure Exhibits: HWD

2.        $45,000,000 Revolving Credit Note                                        E&A

3.        Guaranties of all Material Subsidiaries (see Annex 1)                    E&A

4.        Certificate of Insurance                                                 HWD

5.        Officer's Certificate certifying as to (and attaching) the Holding       HWD
          Company's (a) corporate charter, (b) by-laws, (c) directors'
          votes authorizing all transactions contemplated by the Loan
          Documents, and certifying as to the incumbency of the officers signing on behalf of the Holding Company


6.        Officer's Certificate certifying as to (and attaching) the Principal     HWD
          Operating Company's (a) corporate charter, (b) bylaws and (c)
          directors' votes authorizing all transactions contemplated by the Loan
          Documents; and certifying as to the incumbency of the officers signing on behalf of the Principal Operating Company

7.        Officer's Certificates certifying as to (and attaching) each Material    HWD
          Subsidiary's (a) corporate charter or declaration of trust, as applicable, (b) bylaws, and (c) director's votes authorizing all transactions contemplated by the Subsidiary Guaranties; and certifying as to the incumbency of the officers signing on behalf of such
          Material Subsidiary

8.        Certificates of legal existence, corporate good standing and foreign     HWD
          qualification of each Borrower and Material Subsidiary

9.        UCC searches against the Borrowers and each Material Subsidiary          HWD

10.       Opinion of General Counsel to the Borrowers                              HWD
          and the Material Subsidiaries


                           ABBREVIATIONS


Borrowers                 The Boston Beer Company, Inc. (the "Holding Company")
                          and Boston Beer Corporation (the "Principal Operating
                          Company")

Bank                      Fleet National Bank

E&A                       Edwards & Angell, LLP, special counsel to the Bank

HWD                       Hutchins, Wheeler & Dittmar

Material Subsidiaries     See Annex 1

                                     ANNEX 1


                    Material Subsidiaries as of July 1, 2002


                       Samuel Adams Brewery Company, Ltd.

                          Malt Holdings Business Trust

                     Hops Financial Holdings Business Trust

                                   EXHIBIT 3.7


                                   LITIGATION


                                      None

                                  EXHIBIT 3.14


                              ENVIRONMENTAL MATTERS


                                      None.

                                  EXHIBIT 3.15


                                    OWNERSHIP


               [BOSTON BEER COMPANY AND SUBSIDIARIES FLOW CHART]

                                   EXHIBIT 4.1

              OFFICER'S COMPLIANCE CERTIFICATE FOR PERIOD ENDED []

         THE BOSTON BEER COMPANY, INC. and BOSTON BEER CORPORATION (together, the "Borrowers") HEREBY JOINTLY AND SEVERALLY CERTIFY that:

         This Report is furnished pursuant to Section 4.1(c) of the Second Amended and Restated Credit Agreement dated as of July 1, 2002 by and among the Borrowers and Fleet National Bank, as amended from time to time (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings assigned to them in the Agreement.

         As required by Section 4.1[(a)] or [(b)] of the Agreement, the Borrowers' financial statements for the [year/quarter] ended , 200__ (the "Financial Statements"), prepared in accordance with generally accepted accounting principles consistently applied, accompany this Report. The Financial Statements present fairly the financial position of the Borrowers and their Subsidiaries as at the date thereof and the results of operations for the period covered thereby [(subject only to normal recurring year-end adjustments)].

         Based on the Financial Statements provided with this Report, the figures set forth in SCHEDULE A hereto for determining compliance by the Borrowers with the financial covenants contained in Section 5 of the Agreement for the applicable reporting periods are true, complete and correct.

         The activities of the Borrowers during the periods covered by such Financial Statements have been reviewed by the Chief Financial Officer of the Borrowers or by employees or agents under his or her immediate supervision. Based on such review, to the best knowledge and belief of the undersigned, and as of the date of this Report, the representations and warranties contained in the Agreement are true and accurate as of the date hereof (except to the extent that such representations and warranties relate to an earlier date) and no Default has occurred.*

         WITNESS my hand this             day of          , 200___.
                              -----------        ---------

                                     THE BOSTON BEER COMPANY, INC. and
                                     BOSTON BEER CORPORATION


                                     By:
                                        ---------------------------------------
                                          Chief Financial Officer

* If a Default has occurred as of or prior to such date, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrowers have taken, is taking, or proposes to take with respect thereto.

                                  Schedule A to
                   Compliance Certificate for Period Ended []

1.       MINIMUM TANGIBLE NET WORTH (Section 5.1(a))

         (a)      Actual Tangible Net Worth

                  (i)         Total Assets                                               $
                                                                                          ----------------

                  (ii)        minus goodwill                                             $
                                                                                          ----------------

                  (iii)       minus intangible items                                     $
                                                                                          ----------------

                  (iv)        minus reserves not already deducted                        $
                                                                                          ----------------

                  (v)         minus write-up in book value of assets                     $
                                                                                          ----------------

                  (vi)        minus value of minority interests                          $
                                                                                          ----------------
                              (excluding Permitted Acquisitions)

                  (vii)       minus Total Liabilities                                    $
                                                                                          ----------------

                  Actual Tangible Net Worth                                              $
                                                                                          ----------------

         (b)      Net Income                                                             $
                                                                                          ----------------

         (c)      Net Equity Proceeds                                                    $
                                                                                          ----------------

                  (i)         Equity Proceeds                                            $
                                                                                          ----------------

                  (ii)        minus Phase 1 Stock Repurchases                            $
                                                                                          ----------------

                  (iii)       minus Phase 2 Stock Repurchases                            $
                                                                                          ----------------
                              (only if exclusion is approved by the Bank)

                  Actual Net Equity Proceeds                                             $
                                                                                          ----------------

         (d)      Minimum Tangible Net Worth required                                    $
                                                                                          ----------------
                  ($68,000,000, or prior quarter's Minimum Tangible Net Worth plus 50% positive Net Income step up in each fiscal quarter plus Net Equity Proceeds)

2.       LEVERAGE (Section 5.1(b))

         (a)      Actual Ratio of Total Liabilities to Tangible Net Worth:

                  (i)   Total Liabilities                                                $
                                                                                          ----------------

                  (ii)  Tangible Net Worth                                               $
                                                                                          ----------------

                  (iii) Actual Ratio of Total Liabilities to Tangible Net Worth                 _____:1.00

         (b)      Maximum Ratio of Total Liabilities to Tangible Net Worth
                  permitted                                                                      1.00:1.00

3.       TOTAL FUNDED DEBT/EBITDA RATIO (Section 5.1(c))
         (rolling four-quarter test)

         (a)      Actual Ratio of Total Funded Debt to EBITDA:

                  (i)         Actual Total Funded Debt (as of last day of period)        $
                                                                                          ----------------

                  (ii)        EBITDA for four fiscal quarters ended [  ]:

                              (1)        Net Income                                      $
                                                                                          ----------------

                              (2)        plus taxes in respect of income and profits     $
                                                                                          ----------------

                              (3)        plus Interest Expense                           $
                                                                                          ----------------

                              (4)        plus depreciation, amortization

                                         and other non-cash charges                      $
                                                                                          ----------------

                              EBITDA Total                                               $
                                                                                          ----------------

                  (iii)       Actual Ratio of Total Funded Debt to
                              EBITDA                                                            _____:1.00

         (b)      Maximum Ratio of Total Funded Debt to EBITDA permitted                         2.50:1.00

4.       PROFITABILITY (Section 5.1(d)) (rolling four-quarter test)

         (a)      Actual Net Income for four fiscal quarters ended [  ]                  $
                                                                                          ----------------

         (b)      Minimum required Net Income for such period                                $1.00

                                  SCHEDULE 6.4

                      NOTICE OF FORMATION OF NEW SUBSIDIARY



Fleet National Bank
100 Federal Street                      Date:
                                             --------------
Boston, Massachusetts  02110
Attention:  Thomas F. Brennan, Senior Vice President

         Re: Second Amended and Restated Credit Agreement dated as of July 1, 2002 (as amended from time to time, the "Agreement") between Fleet National Bank, as the "Bank", and The Boston Beer Company, Inc. and Boston Beer Corporation (collectively, the "Borrowers")

Dear Mr. Brennan:

         The purpose of this letter is to notify the Bank that a new Subsidiary will be formed on _________, 20__ [must be at least 10 days following Bank's receipt of this notice] as follows:

         1. The legal name of the new Subsidiary is _________________ (the "Subsidiary").

         2. The Subsidiary is a [corporation/limited partnership/limited liability company] formed or organized in the [State/Commonwealth] of _________________ and is qualified to do business as a foreign entity in
_______________ and _______________.

         3. After giving effect to the formation of the Subsidiary on the date hereof, (a) the representations and warranties contained in the Agreement will be true and accurate on and as of such date as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date), (b) no Default will exist and (c) no Default can reasonably be expected to result therefrom.

         4. The proposed ownership structure of the Subsidiary is described below: ______________.

         5. As of the date the Subsidiary is formed it [will/will not] constitute a Material Subsidiary. (Please attach a detailed calculation of the Subsidiary's contribution to Tangible Net Worth for the most recently ended fiscal quarter.)

         6. If a Material Subsidiary as of the date of its formation, the Subsidiary will execute and deliver a Subsidiary Guaranty, as required under Sections 1.12 and 6.4 of the Agreement.

         The undersigned represents and warrants that he or she is authorized to execute and deliver this Notice on behalf of the Borrowers.

                                      THE BOSTON BEER COMPANY, INC. and
                                      BOSTON BEER CORPORATION

                                      By:
                                         --------------------------------------
                                          Duly authorized signatory as to both